FIFTH AMENDMENT TO AMENDED AND RESTATED PARTICIPATION

AGREEMENT

Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, MFS Variable Insurance Trust and MFS Variable Insurance Trust II (individually, the “Trust” and collectively, the “Trusts”), each a Massachusetts business trust and MFS Fund Distributors, Inc. (the “Distributor), a Delaware corporation, entered into a certain Amended and Restated Participation Agreement dated March 15, 2010 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of 10/5/2023 | 9:49 AM EDT, 2023, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Trusts and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Participation Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Participation Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth T. Kozlowski

Title:	Chief Investment Officer

Date:	10/5/2023 | 9:49 AM EDT

The Trust:

MFS Variable Insurance Trust

By:

Print Name:	Brian E. Langenfeld

Title:	Assistant Secretary

Date:	October 11, 2023

The Trust:

MFS Variable Insurance Trust II

By:

Print Name:	Brian E. Langenfeld

Title:	Assistant Secretary

Date:	October 11, 2023

The Distributor:

MFS Fund Distributors. Inc.

By:

Print Name:	Michael S. Keenan

Title:	President

Date:	October 9, 2023

SCHEDULE A

All current and future Separate Accounts and Associated Contracts created by Equitable Financial Life Insurance Company of America are permitted in accordance with the provisions of this Participation Agreement to invest in Portfolios of the Fund shown in Schedule A. As of July 1, 2023, the separate accounts available are:

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTIClPATION AGREEMENT

Name of Separate Account	Policies Funded by Separate Account	Share Class	Trust	Portfolios Applicable to Policies
Equitable America Variable Account L	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Equitable America Variable Account A	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Equitable America Variable Account P	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Equitable America Variable Account K	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Equitable America Variable Account No. 70A	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

Variable Account AA	All Contracts	Initial Class and Service Class	VIT I & VIT II	(1)

(1)	Portfolios applicable to policies:

VIT I	VIT II
MFS Global Equity Series	MFS Blended Research Core Equity Portfolio
MFS Growth Series	MFS Core Equity Portfolio
MFS Investors Trust Series	MFS Corporate Bond Portfolio
MFS Mid Cap Growth Series	MFS Emerging Markets Equity Portfolio
MFS New Discovery Series	MFS Global Governments Portfolio
MFS Research Series	MFS Global Growth Portfolio

MFS Total Return Bond Series	MFS Global Research Portfolio
MFS Total Return Series	MFS Global Tactical Allocation Portfolio
MFS Utilities Series	MFS Government Securities Portfolio
MFS Value Series	MFS High Yield Portfolio
MFS Income Portfolio
MFS International Growth Portfolio
MFS International Intrinsic Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Research International Portfolio
MFS Technology Portfolio
MFS U.S. Government Money Market Portfolio

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

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